LEASE

                                 by and between

                                    PRACVEST,

                        a Utah limited liability company,

                                   as Landlord

                                       and

                               SENTO CORPORATION,
                               a Utah corporation

                                    as Tenant

                             for building located at
                            808 E. Utah Valley Drive

                            UTAH VALLEY BUSINESS PARK

                            AMERICAN FORK CITY, UTAH

                 UTAH VALLEY BUSINESS PARK, AMERICAN FORK, UTAH
                                TABLE OF CONTENTS



ARTICLE I.  BASIC LEASE PROVISIONS; ENUMERATION OF EXHIBITS....................1
         SECTION 1.01  BASIC LEASE PROVISIONS..................................1
         SECTION 1.02.  SIGNIFICANCE OF A BASIC LEASE PROVISION................3
         SECTION 1.03. ENUMERATION OF EXHIBITS.................................3

ARTICLE II.  GRANT AND PREMISES................................................3
         SECTION 2.01.  PREMISES...............................................3

ARTICLE III  RENT..............................................................3
         SECTION 3.01   BASE MONTHLY RENT......................................3
         SECTION 3.02   ESCALATION.............................................3
         SECTION 3.03   NET RENT...............................................4
         SECTION 3.04  PAYMENTS................................................4
         SECTION 3.05  ADDITIONAL RENT.........................................4

ARTICLE IV  RENTAL TERM, COMMENCEMENT DATE & PRELIMINARY TERM..................5
         SECTION 4.01  RENTAL TERM.............................................5
         SECTION 4.02  RENTAL COMMENCEMENT DATE................................5
         SECTION 4.03  OPTION TO EXTEND........................................5

ARTICLE V  CONSTRUCTION OF PREMISES............................................5
         SECTION 5.01  CONSTRUCTION BY LANDLORD................................5
         SECTION 5.02  WARRANTIES..............................................5
         SECTION 5.03  DELIVERY OF POSSESSION..................................5
         SECTION 5.04  ALTERATIONS AND ADDITIONS BY LANDLORD...................6

ARTICLE VI  TENANT'S WORK & LANDLORD'S CONTRIBUTION............................6
         SECTION 6.01  TENANT'S INITIAL IMPROVEMENTS...........................6
         SECTION 6.02  LANDLORD'S CONTRIBUTION.................................6
         SECTION 6.03  TENANT APPROVALS........................................6

ARTICLE VII  USE...............................................................6
         SECTION 7.01  USE OF PREMISES.........................................6
         SECTION 7.02  HAZARDOUS SUBSTANCES....................................6

ARTICLE VIII  OPERATION AND MAINTENANCE OF EXTERIOR FACILITIES.................7
         SECTION 8.01  CONSTRUCTION AND CONTROL OF EXTERIOR FACILITIES.........7
         SECTION 8.02  LICENSE.................................................8
         SECTION 8.03  UTAH VALLEY BUSINESS PARK OWNERS ASSOCIATION............8
         SECTION 8.04  PROPERTY TAXES..........................................8

ARTICLE IX  ALTERATIONS, SIGNS, LOCKS & KEYS...................................8
         SECTION 9.01  ALTERATIONS.............................................8
         SECTION 9.02  SIGNS...................................................8
         SECTION 9.03  LOCKS AND KEYS..........................................9

ARTICLE X  MAINTENANCE AND REPAIRS.............................................9
         SECTION 10.01  LANDLORD'S OBLIGATION FOR MAINTENANCE..................9
         SECTION 10.02  TENANT'S OBLIGATION....................................9
         SECTION 10.03  SURRENDER AND RIGHTS UPON TERMINATION..................9

ARTICLE XI  INSURANCE AND INDEMNITY...........................................10
         SECTION 11.01  LIABILITY INSURANCE AND INDEMNITY.....................10
         SECTION 11.02  FIRE AND CASUALTY INSURANCE...........................10
         SECTION 11.03  WAIVER OF SUBROGATION.................................11

ARTICLE XII  UTILITY CHARGES..................................................11

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                 UTAH VALLEY BUSINESS PARK, AMERICAN FORK, UTAH
                                TABLE OF CONTENTS

         SECTION 12.01  UTILITY CHARGES.......................................11

ARTICLE XIII  OFF-SET STATEMENT, ATTORNMENT AND SUBORDINATION.................11
         SECTION 13.01 ESTOPPEL STATEMENTS....................................11
         SECTION 13.02  ATTORNMENT............................................11
         SECTION 13.03  SUBORDINATION.........................................11
         SECTION 13.04  MORTGAGEE SUBORDINATION...............................11
         SECTION 13.05  REMEDIES..............................................11

ARTICLE XIV  ASSIGNMENT.......................................................11
         SECTION 14.01  ASSIGNMENT............................................11

ARTICLE XV  WASTE OR NUISANCE.................................................12
         SECTION 15.01  WASTE OR NUISANCE.....................................12

ARTICLE XVI  NOTICES..........................................................12
         SECTION 16.01  NOTICES...............................................12

ARTICLE XVII  DESTRUCTION OF THE PREMISES.....................................12
         SECTION 17.01  DESTRUCTION...........................................12

ARTICLE XVIII  CONDEMNATION...................................................12
         SECTION 18.01 CONDEMNATION...........................................12

ARTICLE XIX  DEFAULT OF TENANT................................................13
         SECTION 19.01  DEFAULT - RIGHT TO RE-ENTER...........................13
         SECTION 19.02  DEFAULT - RIGHT TO RE-LET.............................13
         SECTION 19.03  LEGAL EXPENSES........................................13

ARTICLE XX  BANKRUPTCY, INSOLVENCY OR RECEIVERSHIP............................13
         SECTION 20.01 ACT OF INSOLVENCY, GUARDIANSHIP, ETC...................13

ARTICLE XXI  LANDLORD ACCESS..................................................14
         SECTION 21.01  LANDLORD ACCESS.......................................14

ARTICLE XXII  LANDLORD'S LIEN.................................................14
         SECTION 22.01  LANDLORD'S LIEN.......................................14

ARTICLE XXIII  HOLDING OVER...................................................14
         SECTION 23.01  HOLDING OVER..........................................14
         SECTION 23.02  SUCCESSORS............................................14

ARTICLE XXIV  RULES AND REGULATIONS...........................................14

ARTICLE XXV  QUIET ENJOYMENT..................................................14
         SECTION 25.01  QUIET ENJOYMENT.......................................14

ARTICLE XXVI  SECURITY DEPOSIT................................................14
         SECTION 26.01  SECURITY DEPOSIT......................................14

ARTICLE XXVII  MISCELLANEOUS PROVISIONS.......................................15
         SECTION 27.01  WAIVER................................................15
         SECTION 27.02  ENTIRE AGREEMENT......................................15
         SECTION 27.03  FORCE MAJEURE.........................................15
         SECTION 27.04  LOSS AND DAMAGE.......................................15
         SECTION 27.05  ACCORD AND SATISFACTION...............................15
         SECTION 27.06  NO OPTION.............................................15
         SECTION 27.07  ANTI-DISCRIMINATION...................................15
         SECTION 27.08  SEVERABILITY..........................................15
         SECTION 27.09  OTHER MISCELLANEOUS PROVISIONS........................16
         SECTION 27.10  REPRESENTATION REGARDING AUTHORITY....................16
         SECTION 27.11  LANDLORD'S APPROVAL, CONSENT OR DETERMINATION.........16
         SECTION 27.12  FINANCIAL STATEMENTS..................................16

SIGNATURES....................................................................17

LANDLORD ACKNOWLEDGMENT.......................................................17

TENANT ACKNOWLEDGMENT.........................................................17

                                 LEASE AGREEMENT

           ARTICLE I. BASIC LEASE PROVISIONS; ENUMERATION OF EXHIBITS

         SECTION 1.01  BASIC LEASE PROVISIONS

(A)      DATE:   July     , 1998
                 ---------------

(B)      LANDLORD:   PRACVEST, a Utah general partnership
                     ------------------------------------

(C)      ADDRESS OF LANDLORD FOR NOTICES (Section 16.01): 2733 East Parleys Way,
         Suite 300, Salt Lake City, UT  84109            -----------------------
         ------------------------------------

(D)      TENANT:   SENTO, Corporation, a Utah corporation
                ------------------------------------------

(E)      ADDRESS OF TENANT FOR NOTICES (Section 16.01):  315 North State Street,
         Orem, Utah 84057                              -------------------------
         ----------------

(F)      PERMITTED USES (Section  7.01):  general  office and related  purposes,
                                        ----------------------------------------
         such as shipping, and any other use permitted by applicable law.
         -----------------------------------------------------------------------

(G)      TENANT'S TRADE NAME (Exhibit "E" - Sign Criteria):   SENTO
                                                           -----------

(H) BUILDING (Section 2.01): The entire building situated at 808 East Utah Valley Drive, American Fork, County of Utah, State of Utah, consisting of approximately 39,756 square feet of gross rentable area, together with the landscaping surrounding such building, all at the approximate location outlined on Exhibit "A".

(I) PREMISES (Section 2.01): The Building, together with the adjacent landscaping, sidewalks and other related improvements, and all necessary and appropriate rights of vehicular and pedestrian ingress and egress to and from the Building, and the vehicular parking (without additional charge) located on Lots 19-20, Utah Valley Business Park Subdivision subject to the Provisions of Section 1.01 (U). Said Premises are outlined in yellow on Exhibit "A" attached hereto.

(J)      DELIVERY OF POSSESSION (Section 5.03):
                           1) On or before July 31, 1998 for the second floor. If Landlord fails to Deliver Possession of the second floor on or before July 31, 1998, Landlord shall pay as liquidated damages, all of Tenant's rental charges incurred at Tenant's existing leased premises plus $500 per day.
                           2) On or before August 21, 1998 for the first floor although Landlord shall use diligent efforts to deliver possession of the second floor prior to August 21, 1998.

         Notwithstanding anything to the contrary herein, Tenant may enter upon the Premises prior to the Delivery of Possession date for purpose of installing office cubicles and related items to be provided by Tenant.

(K)      RENTAL TERM,  COMMENCEMENT  AND EXPIRATION DATE (Sections 4.01 & 4.02):
         The Rental Term shall commence on the date which is two (2) months after Delivery of Possession of the first floor as set forth in Section 5.03, and shall be for a period of seven (7) full Lease Years ending on the last day of the eighty fourth full calendar month after the rental term commencement date.

(L)      BASE MONTHLY RENT (Section  3.01):  Thirty-Three  Thousand Four Hundred
         and  No/100ths  Dollars   ($33,400.00).   See  adjustments  for  Tenant
         Improvement costs per Section 3.01(b).

(M) ESCALATIONS IN BASE MONTHLY RENT (Section 3.02): Five percent (5%) every two years on the anniversary of the first day of the first full calendar month after commencement of Rental Term. Accordingly, assuming a September 20, 1998 rental commencement date, commencing October 1, 2000, the Base Monthly Rent shall increase to $35,070.00; commencing October 1, 2002, the Base Monthly Rent shall increase to $36,823.50; and commencing October 1, 2004, the Base Monthly Rent shall increase to $38,664.68. If the base monthly rent per Section 1.01(L) is adjusted pursuant to Section 3.01(b), the rental herein shall be proportionately adjusted.

(N) LANDLORD'S SHARE OF OPERATING EXPENSES (Section 3.03): None. The Base Monthly Rent shall be absolutely net to the Landlord as provided in
         Section 3.03. except as otherwise provided in this Lease (e.g. Section 10.01).

(O) TENANT'S PRO RATA SHARE OF OPERATING EXPENSES (Section 3.03): In addition to the Base Monthly rent, Tenant shall be responsible for all

         Operating Expenses as defined in Section 3.03(b) of the Lease to include only exterior maintenance, property taxes, and insurance. At least ten (10) days prior to the beginning of any lease year, Landlord shall reasonably estimate the annual Operating Expenses reimbursable to Landlord for the upcoming lease year and Tenant agrees to pay 1/12th of said annual estimate monthly together with Base Monthly Rent. On or before sixty (60) days after the end of any lease year, Landlord shall determine the actual reimbursable Operating Expenses for the prior lease year and if said actual amount is less than the monthly estimated amount paid by Tenant, then Tenant shall be entitled to deduct the excess amount paid thereof from Tenant's next installment of estimated monthly Operating Expenses or, if related to the last year of the Lease, refunded to Tenant within sixty (60) days after the expiration of the Lease. If the actual amount is greater than that paid by Tenant for the lease year, then Tenant shall pay to Landlord the difference within fifteen (15) days after receipt of invoice from Landlord.

(P) UTILITIES AND SERVICES: Subject to the provisions of Section 3.03 and 12.01, this Lease provides that the utilities and services shall be paid directly or reimbursed by Tenant.

(Q) LANDLORD'S CONTRIBUTION TO TENANT'S WORK (Section 3.01 (b) and Section 6.02): Six Hundred Forty Six Thousand Dollars ($646,000.00).

(R)      PREPAID RENT:  None.

(S) OPTION TO EXTEND (Section 4.03): If Tenant is not then in default on the terms and conditions described herein beyond any applicable notice and cure period, Landlord agrees to extend this Lease for an additional two (2) year term at the following Base Monthly Rent:

                  First Year of Extension Term = $36,823.50/month
                  Second Year of Extension Term = $38,664.68/month

         Tenant must notify Landlord one hundred eighty (180) days prior to expiration date of this Lease if Tenant desires to exercise this Option to Extend.

(T) SECURITY DEPOSIT (Section 26.01): Thirty-three Thousand Four Hundred and No/100ths Dollars ($33,400.00). If Tenant earns a net income of $1,000,000 or greater in any two consecutive fiscal years of Tenant, then Landlord agrees to refund said Security Deposit within thirty (30) days after official public announcement of earnings and written notification to Landlord from Tenant that Tenant has qualified to receive a refund of said Security Deposit. Notwithstanding the above, if subsequent to said refund, Tenant's earnings in any fiscal year are less than $200,000, then Tenant shall redeposit said Security Deposit which shall then be refunded in the manner set forth above if Tenant's earnings again exceed $1,000,000 in any fiscal year after Tenant has redeposited the Security Deposit.

(U) PARKING: LANDLORD agrees that Landlord shall at all times during the term of this Lease provide parking for five (5) vehicles per 1,000 square feet of Building gross leasable area to be located on Lots 17-20, Plat "G", Utah Valley Business Park Subdivision (Buildings 5 and
         6) which parking shall be jointly used by occupants of Buildings 5 and 6, as outlined on the attached Exhibit "A-1). Such parking area shall not be altered so as to limit or restrict Tenant's vehicular ingress and egress or parking without the prior written consent of Tenant, which shall not be unreasonably withheld.

(V)      intentionally deleted

(W)      intentionally deleted

         SECTION 1.02. SIGNIFICANCE OF A BASIC LEASE PROVISION. The foregoing provisions of Section 1.01 summarize for convenience only certain fundamental terms of the Lease delineated more fully in the Articles and Sections referenced therein. In the event of a conflict between the provisions of Section 1.01 and the balance of the Lease, the latter shall control.

         SECTION 1.03. ENUMERATION OF EXHIBITS. The exhibits enumerated in this Section and attached to this Lease are incorporated in the Lease by this reference and are to be construed as a part of the Lease.

         EXHIBIT "A"       -  UTAH VALLEY BUSINESS PARK SITE PLAN
         EXHIBIT "A-1"     -  SITE PLAN FOR LOTS 17-20, PLAT "G"
         EXHIBIT "A-2"     -  SPACE PLANS (to be attached)
         EXHIBIT "B"       -  LEGAL DESCRIPTION(S) OF LEASED PREMISES
         EXHIBIT "C-D"     -  LANDLORD'S WORK AND TENANT WORK  SPECIFICATIONS
         EXHIBIT "E"       -  SIGN CRITERIA
         EXHIBIT "F"       -  RESTRICTIVE COVENANTS


                         ARTICLE II. GRANT AND PREMISES

         SECTION 2.01. PREMISES. In consideration for the rent to be paid and covenants to be performed by Tenant, Landlord hereby leases to Tenant, and Tenant leases from Landlord for the Term and upon the terms and conditions herein set forth the premises described in Section 1.01(I) (hereinafter referred to as the "Premises"), which are being constructed by Landlord on Lots 19-20, Plat "G" in Utah Valley Business Park, approximately located as shown on Exhibit "A" attached hereto. Gross rentable area measurements for the building herein specified are from the exterior of the perimeter walls of the building.

         Said Premises includes the Building together with site work to be constructed by Landlord together with Tenant Improvements in accordance with mutually approved plans and specifications to be later attached and incorporated herein by reference all as set forth in Exhibit "C-D" attached hereto.

         Subject to the provisions of Article VIII contained herein, Tenant and its customers, agents and invitees have the right to the non-exclusive use, in common with others of such unreserved automobile parking spaces, driveways, footways, and other facilities designated for common use exterior to the Building.

         Said Premises are subject to restrictive covenants and conditions governing the Utah Valley Business Park which are recorded in the office of the Utah County Recorder which are attached as Exhibit "F". Landlord represents that Landlord is not aware of any conflict between the aforesaid restrictive covenants and conditions and the provisions of this lease.


                                ARTICLE III RENT

         SECTION 3.01   BASE MONTHLY RENT.

                  (a) Tenant agrees to pay to Landlord the Base Monthly Rent set forth in Section 1.01(L) at 2733 East Parleys Way, Suite 300, Salt Lake City, Utah 84109 or such other place as Landlord may designate, without prior demand therefor, without offset or deduction and in advance on or before the first day of each calendar month during the Rental Term, commencing on the Rental Commencement Date. In the event the Rental Commencement Date occurs on a day other than the first day of a calendar month, then the Base Monthly Rent to be paid on the Rental Commencement Date shall include both the Base Monthly Rent for the first full calendar month occurring after the Rental Commencement Date, plus the Base Monthly Rent for the initial fractional calendar month prorated on a per-diem basis (based on the actual number of days elapsed).

                  (b)  Base  Monthly  Rent is  calculated  based  on a  Landlord construction  allowance  of  $646,000  to  cover  the  cost  of  Tenant
         Improvements designated as Tenant's Work on Exhibit "C-D". To the extent that Landlord's actual construction cost is greater (or less) than $646,000 the initial base rent and all escalations thereto shall be adjusted by $12.00 per month for each increase (saving) of One Thousand Dollars ($1,000.00). However, should the estimated construction exceed $725,000 either Landlord or Tenant may terminate this Lease prior to commencement of construction by giving written notice to the other party.

         SECTION 3.02 ESCALATION. Tenant's Base Monthly Rent shall be increased on the Adjustment Dates set forth in Section 1.01 (M).

         SECTION 3.03   NET RENT.

                  (a) It is understood that the Monthly Base Rent shall be "completely net" such that monthly base rent received by Landlord shall be unabated by any Operating Expenses and property taxes, insurance expense, or other expenses whatsoever except as outlined in this Lease. If Landlord advances in the first instance any property tax or insurance premiums, Tenant shall promptly reimburse Landlord such advances as set forth hereinafter. Furthermore Tenant shall pay a pro-rata share of Utah Valley Business Park common area expenses as set forth in Section 8.01 hereinafter.

                  (b) "Exterior  Operating  Expenses"  shall mean all reasonable actual costs and expense incurred by Landlord in connection with the ownership, operation, management and maintenance of exterior areas of the Property and related improvements located thereon (the "Exterior Improvements", including, but not limited to, all reasonable expenses incurred by Landlord as a result of Landlord's compliance with any and all of its obligations under this Lease except as set forth in Section
         10.01 hereof. In explanation of the foregoing, and not in limitation thereof, Operating Expenses shall include: utilities, repair and maintenance costs, maintenance and replacement of landscaping, all real and personal property taxes and assessments (whether general or special, known or unknown, foreseen or unforeseen) and any tax or assessment levied or charged in lieu thereof, whether assessed against Landlord and/or Tenant and whether collected from Landlord and/or Tenant; snow removal, trash removal, common area utilities, supplies, insurance, license, permit and inspection fees, Utah Valley Business Park common area maintenance assessments attributable to Lots 19-20, which are estimated to be $480.00 for the first year of this Lease, cost of services of independent contractors, cost of compensation (including employment taxes and fringe benefits) of all persons who perform regular and recurring duties connected with day-to-day operation, maintenance, repair, and replacement of the Exterior Improvements, scavenger, gardening, landscaping, security, parking, painting, and rental expense or a reasonable allowance for depreciation of personal property used in the maintenance, operation and repair of the Exterior Improvements. The foregoing notwithstanding, Operating Expenses shall not include 1) depreciation on the Building and Improvements, 2) amounts paid toward principal or interest of loans of Landlord; 3) roof or structural repairs or costs to cure construction defects during the warranty period referred to in Section 5.02 4) costs paid directly by Tenant such as utilities, janitorial, property taxes, Tenant's liability insurance and personal property casualty insurance, and 5) property management fees except that Landlord shall be entitled to charge a sum equal to fifteen percent (15%) of all Operating
         Expenses administered by and reimbursable to Landlord to cover Landlord's supervision costs and overhead.

                  (c) Landlord agrees to provide an annual budget to Tenant at least 30 days prior to the Rent Commencement Date and annually thereafter on a calendar year basis on or before January 1 of each year. Any deviation of more than $1,000 for any one item or $5,000 total in any calendar year shall be approved by Tenant, which approval shall not be unreasonably withheld, prior to Landlord incurring such expense.

                  (d) Tenant shall pay as Additional Rent the amount estimated by Landlord as Tenant's pro-rata share of Operating Expenses as set forth in Section 1.01(O). To the extent that Tenant's actual pro-rata share of Operating Expenses in any Lease Year is less or greater than the estimated amount paid by Tenant during said Lease Year, Tenant shall be entitled to reimbursement or shall pay the deficiency as the case may be as set forth in Section 1.01(O).

         SECTION 3.04 PAYMENTS. All payments of Base Monthly Rent, Additional Rent and other payments to be made to Landlord shall be made on a timely basis and shall be payable to Landlord or as Landlord may otherwise designate. All such payments shall be mailed or delivered to Landlord's principal office set forth in Section 1.01(C), or at such other place as Landlord may designate from time to time in writing. If mailed, all payments shall be mailed in sufficient time and with adequate postage thereon to be received in Landlord's account by no later than the due date for such payment. If Tenant shall fail to pay any Base Monthly Rent or any Additional Rent or any other amounts or charges within ten (10) days after the date when due, Tenant shall pay a late fee equal to two (2%) percent of such past due amount and, in addition, Tenant shall pay interest from the due date of such past due amounts to the date of payment, both before and after judgment at a rate equal to the greater of twelve (12%) percent per annum or two (2%) percent over the "prime" or "base" rate charged by Zions First National Bank of Utah at the due date of such payment; provided however, that in any case the maximum amount or rate of interest to be charged shall not exceed the maximum non-usurious rate in accordance with applicable law.

         SECTION 3.05 ADDITIONAL RENT. Tenant shall pay as "Additional Rent" any and all sums of money or charges required to be paid by or reimbursed by Tenant under this Lease whether or not the same be designated Additional Rent. If such amounts or charges are not paid at the time provided in this Lease, they shall nevertheless, if not paid when due, be collectible as Additional Rent with the next installment of Fixed Minimum Rent thereafter falling due hereunder, but nothing herein contained shall be deemed to suspend or delay the payment of any amount of money or charge at the time the same becomes due and payable hereunder, or limit any interest, late fee or other remedy of the Landlord.

          ARTICLE IV RENTAL TERM, COMMENCEMENT DATE & PRELIMINARY TERM

         SECTION 4.01 RENTAL TERM. The initial term of this Lease shall be for the period defined as the Rental Term in Section 1.01(K), plus the partial calendar month, if any, occurring after the Rental Commencement Date (as hereinafter defined) if the Rental Commencement Date occurs other than on the first day of a calendar month. "Lease Year" shall include twelve (12) calendar months, except that first Lease Year will also include any partial calendar month beginning on the Rental Commencement Date.

         SECTION 4.02 RENTAL COMMENCEMENT DATE. The Rental Term of this Lease and Tenant's obligation to pay rent hereunder shall commence as set forth in
Section 1.01(K) (the "Rental Commencement Date"). Within fifteen (15) days after Landlord's request to do so, Landlord and Tenant shall execute a written affidavit, in recordable form, expressing the Rental Commencement Date and the termination date, which affidavit shall be deemed to be part of this Lease.

         SECTION 4.03 OPTION TO EXTEND. Provided that Tenant is not then in default beyond any applicable notice and cure period, Tenant shall have the option to extend this Lease for one two-year term after the initial term of this Lease, by giving written notice to Landlord of such election at least one hundred eighty (180) days prior to the expiration date of the initial term of this Lease. The Extension Term shall be on the same terms and conditions as set forth in this Lease except that the Base Monthly Rent shall be as set forth in
Section 1.01(S).


                       ARTICLE V CONSTRUCTION OF PREMISES

         SECTION 5.01 CONSTRUCTION BY LANDLORD. Landlord shall construct or cause to be constructed the Premises and site improvements related thereto. The Premises shall be constructed substantially in accordance with Outline Specifications marked Exhibit "C-D" attached hereto and made a part hereof. Landlord shall proceed to cause architectural plans and specifications for Tenant Improvements to be created which shall be subject to mutual approval of Landlord and Tenant. Tenant's Space Plans shall be attached hereto as Exhibit "A-2" when finally determined and approved both Landlord and Tenant. It is understood and agreed by Tenant that no minor changes from any plans or specifications which may be necessary during construction of the Premises or the Building shall affect or change this Lease or invalidate same. Landlord shall notify Tenants of any substantive change and obtain Tenant's approval prior to making any such change.

         SECTION 5.02 WARRANTIES. Landlord shall obtain warranties from Landlord's contractor as to workmanship and materials used in construction and as to any HVAC or other equipment installed by Landlord at the Premises for a period of one year from Delivery of Possession, and assign and subrogate to Tenant any rights Landlord may have against contractors or materialmen in relation to the warranties and improvements. All improvements made by Landlord shall be warranted against defects in workmanship or materials by Landlord or another party under contract with Landlord for a period of one (1) year after the date of Delivery of Possession.

         SECTION 5.03 DELIVERY OF POSSESSION. Except as hereinafter provided, Landlord shall deliver possession of the Premises to Tenant with Tenant Improvement Work substantially completed in accordance with the mutually agreed plans and specifications on or before the date set forth in Section 1.01(J). The Premises shall be deemed as ready for Tenant's possession when Landlord shall have substantially completed construction of the Premises in accordance with Landlord's obligations set forth in Exhibit "C"/"D". Landlord shall, from time to time during the course of construction, provide information to Tenant concerning the progress of construction of said Premises, and will give written notice to Tenant when said Premises are substantially completed. Within five (5) days after receipt of notice of substantial completion, representatives of Landlord and Tenant shall meet at the Premises to inspect the Premises and prepare a punchlist of items yet to be completed. At that time, Tenant may then take possession and commence installation of Tenant's fixtures and equipment and any other Tenant work subject to Landlord's obligation to complete such identified punchlist items. At the time Landlord substantially completes said punchlist items and obtains a temporary Certificate of Occupancy, Landlord shall deliver notice to Tenant and Delivery of Possession shall occur as of said date, and the Rental Commencement Date shall occur as of the date which is two (2) months after the Delivery of Possession date. Should, notwithstanding Landlord's completion of its construction obligations, the required Certificate of Occupancy be withheld due solely to the failure of Tenant to complete work for which Tenant is responsible, then the date Delivery of Possession shall be the date Landlord substantially completes its punchlist items. It is agreed that by occupying the Premises as a tenant, Tenant formally accepts the same and acknowledges that the Premises are in the condition called for hereunder, except for items specifically excepted in writing at date of occupancy as "incomplete", or which could not have reasonably been discovered during the inspection (punchlist) referred to above and of which are brought to the attention of Landlord by Tenant's written notice within ninety (90) days subsequent to Tenant's occupying the Premises.

         SECTION 5.04 ALTERATIONS AND ADDITIONS BY LANDLORD. Landlord hereby reserves the right at any time, and from time to time, to build another building adjacent to the land on which the Premises are located as shown on the attached Exhibit A and to modify the existing parking or other common areas (excluding the erection of parking structures) to accommodate additional buildings on condition that if additional adjacent buildings are constructed, Landlord agrees to create or maintain a parking ratio of not less than five (5) cars per 1,000 square feet of gross rentable area and subject to provisions of Section 1.01
(U).


               ARTICLE VI TENANT'S WORK & LANDLORD'S CONTRIBUTION

         SECTION 6.01  TENANT'S INITIAL IMPROVEMENTS.

                  (a) Landlord shall provide Tenant's Tenant Improvements as defined in Section H of Exhibit "C-D" in accordance with mutually approved Space Plans. Upon approval by Tenant, Tenant directs Landlord to proceed with drawing plans and specifications for Tenant Improvement Work. Tenant agrees to cooperate and make available a representative to direct space planning efforts with Landlord's architect at such times as are requested by Landlord and Tenant shall give approvals of or indicate items not approved on Tenant Improvement plans and specifications within three (3) business days after submission by
         Landlord's architect. If Tenant shall disapprove of any aspect of Tenant Improvement plans and specifications submitted by Landlord's architect, Tenant shall specifically indicate which items are not approved and the alternative which Tenant desires. If Tenant fails to timely act as set forth in Article VI, makes changes to space plans or Tenant Improvement plans and specifications after approval is given, or adds material items after the initial submission of plans and specifications by Landlord's Architect, then the time for Delivery of Possession shall be postponed appropriately.

                  (b) As to initial construction or future construction performed at Tenant's request, Landlord shall have full responsibility for constructing the Premises and the Tenant Improvements in compliance with all applicable laws, ordinances, rules and regulations, including, without limitation, the Americans with Disabilities Act of 1990, as amended. Any failure of Landlord to strictly comply with the immediately preceding sentence shall be remedied by Landlord, at its sole cost and expense, without direct or indirect reimbursement by Tenant.

                  (c) Landlord has bid Tenant Improvements, and with the approval of Tenant has awarded the construction contract to Advanced Interior Systems.

         SECTION 6.02 LANDLORD'S CONTRIBUTION. Landlord agrees to make the contribution to Tenant's Improvements of the amount set forth in Section 1.01(Q). If the cost of Tenant Improvements is more or less than the Landlord Contribution set forth in Section 1.01(Q) then the monthly base net rent shall be adjusted pursuant to Section 3.01(b) herein.

         SECTION 6.03 TENANT APPROVALS. Tenant shall have the right to approve all architectural plans and specifications prior to commencement of construction by Landlord. Tenant shall respond promptly to Landlord to requests for information and approvals to facilitate completion of said plans and specifications.


                                 ARTICLE VII USE

         SECTION 7.01 USE OF PREMISES. Tenant shall use and occupy the Premises solely for the uses indicated in Section 1.01(F). Tenant shall promptly comply with all present or future laws, ordinances, lawful orders and regulations affecting the Premises and the cleanliness, safety, occupancy and use of same (subject to the provisions of Section 6.01(b)). Tenant shall not keep or use on the Premises any article, item, or thing which will make the Premises uninsurable. Neither Tenant nor Landlord shall not commit any waste upon the Premises and Tenant shall not conduct or allow any business, activity, or thing on the Premises which is an annoyance or causes damage to occupants of properties adjacent to the Premises.

         SECTION 7.02  HAZARDOUS SUBSTANCES.

                  (a) Landlord shall be responsible for removal of any Hazardous Substances that existed at the Premises prior to construction or any that Landlord has or does install at the Premises. After reasonable inquiry, Landlord is not aware of any existing Hazardous Substances within or near the Premises.

                  (b) Tenant shall not use, produce, store, release, dispose or handle in or about the Premises or transfer to or from the Premises (or permit any other party within Tenant's control to do such acts) any Hazardous Substance except in compliance with all applicable Environmental Laws. Tenant shall not construct or use any improvements, fixtures or equipment or engage in any act on or about the Leased Premises that would require the procurement of any license or permit pursuant to any Environmental Law unless proper permits are obtained and Landlord is notified of such prior to such construction or use. Tenant shall immediately notify Landlord of (i) the existence of any Hazardous Substance on or about the Premises of which Tenant is aware that may be in violation of any Environmental Law (regardless of whether Tenant is responsible for the existence of such Hazardous

         Substance), (ii) any proceeding or investigation of which Tenant is aware by any governmental authority regarding the presence of any Hazardous Substance on the Premises or the migration thereof to or from any other property, (iii) all claims made or threatened by any third party against Tenant of which Tenant is aware relating to any loss or injury resulting from any Hazardous Substance, or (iv) Tenant's notification of the National Response Center of any release of a reportable quantity of a Hazardous Substance in or about the Premises. "Environmental Laws" shall mean any federal, state or local statute, ordinance, rule, regulation or guideline pertaining to health, industrial hygiene, or the environment, including without limitation, the federal Comprehensive Environmental Response, Compensation, and Liability Act; "Hazardous Substance" shall mean all substances, materials and wastes that are or become regulated, or classified as hazardous or toxic, under any Environmental Law. If it is determined that any Hazardous Substance exists on the Premises resulting from any act of Tenant or its employees, agents, contractors, licensees, subtenants or customers, then Tenant shall immediately take necessary action to cause the removal of said substance and shall remove such within ten (10) days after discovery. Notwithstanding the above, if the Hazardous Substance is of a nature that can not be reasonably removed within ten (10) days Tenant shall not be in default if Tenant has commenced to cause such removal and proceeds diligently thereafter to complete removal, except that in all cases, any Hazardous Substance must be removed as soon as possible. Furthermore, notwithstanding the above, if in the good faith judgment of Landlord, the existence of such Hazardous Substance creates an emergency or is of a nature which may result in immediate physical danger to persons at the Property, and Tenant fails to immediately remove the same after written notice from Landlord, Landlord may enter upon the Premises and remove such Hazardous Substances and charge the reasonable cost thereof to Tenant as Additional Rent.

                  (c) The party herein responsible for removal of Hazardous Substances shall upon learning of such condition proceed within five
         (5) days thereafter to commence removal of such Hazardous Substance and shall diligently continue to effect such removal until completion. Removal shall be accomplished in accordance with any applicable safety standards.


          ARTICLE VIII OPERATION AND MAINTENANCE OF EXTERIOR FACILITIES

         SECTION 8.01  CONSTRUCTION AND CONTROL OF EXTERIOR FACILITIES

         a) All automobile parking areas, driveways, entrances and exits thereto, and other facilities furnished by Landlord on the Premises exterior to the Building, including if any, employee parking areas, truck ways, loading docks, mail rooms or mail pickup areas, pedestrian sidewalks, landscaped areas, retaining walls, stairways and other areas and improvements provided by Landlord for the general use in common of tenants, their officers, agents, employees and customers, shall at all times be subject to the control and management of Landlord which shall have the right from time to time to establish, modify and enforce reasonable Rules and Regulations with respect to all facilities and areas mentioned in this Section. Landlord shall have the right to construct, maintain and operate lighting and drainage facilities on or in all said areas and improvements; to police the same, from time to time to change the area, level, location and arrangement of parking areas and other facilities hereinabove referred to; to restrict parking by Tenant, its officers, agents and employees relating to Lots 17 and 18 of Plat "G" only; to close temporarily all or any portion of said areas or facilities to such extent as may, in the opinion of counsel, be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or the public therein; provided that such closing does not occur during weekday business hours; to discourage non-employee and non-customer parking; and to do and perform such other acts in and to said areas and improvements as, in the exercise of good business judgment, the Landlord shall determine to be advisable with a view toward maintaining of appropriate convenience uses, amenities, and for permitted uses by Tenant, its officers, agents, employees and customers. Landlord will operate and maintain the exterior facilities referred to above in such a manner as Landlord as it shall determine from time to time subject to such suggestions as Tenant may elect to provide. Landlord shall have the full right and authority to employ all personnel and to make all Rules and Regulations pertaining to and necessary for the proper operation, security and maintenance of the exterior areas and facilities. Traffic control signs and other signs determined by Landlord to be in best interest of the Project will be considered part of exterior facilities.

         b) Tenant shall reimburse Landlord's reasonable cost in maintaining and replacing said exterior facilities in accordance with Section 3.03 (b) and (c).

         c) Notwithstanding the above, Tenant or Landlord may elect to have Tenant take over the said obligations for exterior facilities as set forth in Section 8.01 (a) and pay the cost of thereof independently upon thirty (30) days written notice to other party. In no case, however, shall the standards governing Tenant for maintenance, replacement and supervision of exterior facilities on the Premises be less than these adhered to by Landlord for Lots 17-18 (adjacent building and exterior facilities to the west). If Tenant assumes said exterior facilities obligations and fails to adhere to the minimum standards set forth above, then Landlord shall give written notice of default to Tenant, and if said default is not cured within thirty (30) days after such notice or Tenant defaults as to said obligation more than two times in any twelve month period then Landlord may resume said obligations and receive reimbursement of costs therefor as provided in this Lease.

         SECTION 8.02  LICENSE.   (intentionally deleted)

         SECTION 8.03 UTAH VALLEY BUSINESS PARK OWNERS ASSOCIATION. When organized Tenant shall be entitled to participate in the Owners Association for the Utah Valley Business Park. To the extent that the Owners Association or Landlord, in lieu of the Owners Association, maintains certain common area landscaping signs, or other items for the business park, Tenant shall pay a pro-rata share of the cost incurred ("common area cost") based on the ratio of the land area of the Premises to the land area then available for occupancy by users within the Utah Valley Business Park. Said costs shall be estimated annually and one-twelfth of said estimate shall be paid by Tenant to Landlord or the Utah Valley Business Park Owners Association monthly on the same due date as the base monthly rent. Said costs are estimated to be $480 per year ($40 monthly) during the first year of this Lease. Within sixty (60) days following the close of each calendar year, Landlord or the Owners Association will furnish to Tenant a statement of the actual amount of said Common Area Cost incurred over the prior calendar year and Tenant's share of said cost for such calendar year period. If the actual amount of Tenant's share of said Common Area Cost is less than the total amount theretofore paid by Tenant for such period, the excess will be refunded to Tenant within fifteen (15) days following such determination. If the actual amount of Tenant's share of said common area cost exceeds the amount paid by Tenant for such period, Tenant shall pay to Landlord, within fifteen (15) days following the receipt of Landlord's statement, the amount shown as due thereon. The obligations of Landlord and Tenant to make the foregoing adjustment on a calendar year basis shall survive the expiration or earlier termination of this Lease.

         SECTION 8.04  PROPERTY TAXES.

                  (a) Tenant shall prior to delinquency pay all real property taxes and assessments, charges and fees which may be imposed, assessed, or levied by any governmental authority against the Premises upon
         Tenant's use of the Premises or any inventory, personal property, fixtures, or equipment kept or installed or permitted to be located therein by Tenant throughout the Rental Term of the Lease (all of which are collectively herein referred to as "Taxes"). For the initial partial calendar year, Landlord will advance the payment for property taxes and shall then invoice Tenant for Tenant's pro-rata share due for the period from the Rental Term Commencement Date to end of the taxable year. Said invoice shall show the calculation of Tenant's share in reasonable detail. Tenant shall reimburse Landlord for said pro-rata share within twenty (20) days after receipt of said invoice. Thereafter, Landlord shall cause the Premises to be separately assessed and shall forward the tax bill to Tenant when received and Tenant shall pay said Taxes in full on or before the date delinquent. If Tenant fails to pay said Taxes prior to delinquency, Landlord may advance the same on behalf of Tenant together with any penalties chargeable thereon and Tenant shall reimburse Landlord the sums so advanced together with interest at fifteen (15%) percent from the date paid by Landlord within twenty (20) days after receipt of invoice from Landlord.

                  (b) Notwithstanding the above, Tenant shall not be obligated, however, to any income tax, profits tax, or excise tax that may be payable by or chargeable to Landlord. Tenant shall not be obligated to pay any inheritance, transfer, estate, succession or other similar tax or charge that may be payable under any present or future law by reason of the devolution, succession, transfer, passing by inheritance, devise, acquisition or becoming effective of the right to possession and enjoyment of all or a part of the estate of Landlord in the Premises, whether by descent, deed, testamentary provision, trust deed, gift, mortgage, or otherwise.


                   ARTICLE IX ALTERATIONS, SIGNS, LOCKS & KEYS

         SECTION 9.01 ALTERATIONS. Tenant shall not make or suffer to be made any structural or building system alterations or additions or alterations or additions in excess of $10,000 to the Premises or any part thereof without the prior written consent of Landlord which consent shall not be unreasonably withheld. Any additions to, or alterations of, the Premises except movable or detachable furniture, equipment , trade fixtures and other personal property (whether or not attached) shall become a part of the realty and belong to Landlord upon the termination of Tenant's lease or renewal term or other termination or surrender of the Premises to Landlord except that Tenant may remove items if Tenant restores the Premises to its original condition.

         SECTION 9.02 SIGNS. Subject to prior municipal or required public approvals and to full conformity with Exhibit "E", Tenant may place, at its own expense, a building-mounted tenant identification sign on the Premises at a location approved by Landlord, such approval not to be unreasonably withheld. Said sign shall conform to the criteria set forth in Exhibit "E". In addition, Tenant shall have the right to erect a monument sign advertising its business, provided that such sign shall be in the Landlord-approved location identified on Exhibit "A" and provided that written approval of the sign design is obtained in advance from Landlord such approval not to be unreasonably withheld. If any sign is installed or posted prior to obtaining such approval (and such approval is not subsequently obtained) or which does not conform to the conditions herein specified, Tenant shall be required to remove said sign and repair any damage caused thereby at its sole cost and expense. At the termination of this Lease, Tenant shall remove said sign. Tenant shall repair any damage caused by the installation or removal of any Tenant signs. All work shall be completed in a good and workmanlike manner.

         SECTION 9.03 LOCKS AND KEYS. Landlord shall provide card access to the Premises and the cost of providing cards/keys shall be charged to Tenant. Access to Tenant space doors shall be by key. Tenant may change locks or install other locks on doors. Tenant upon termination of this Lease shall deliver to Landlord all the keys to the Premises including any interior offices, toilet rooms, combinations to built-in safes, etc. which shall have been furnished to or by Tenant or are in the possession of Tenant.


                        ARTICLE X MAINTENANCE AND REPAIRS

         SECTION 10.01  LANDLORD'S OBLIGATION FOR MAINTENANCE.

         a) Landlord shall maintain and repair the Building roof and foundation at its sole cost and expense (without direct or indirect reimbursement from Tenant), the Building roof, foundation and other structural elements and any defects in construction as may be warranted per
         Section 5.02. Landlord shall not be obligated to repair any damage or defect until receipt of written notice from Tenant of the need of such repair and Landlord shall have a reasonable time after receipt of such notice in which to make such repairs. Tenant shall give immediate notice to Landlord in case of fire or accidents at the Premises or of defects therein or in any fixtures or equipment provided by Landlord.

         b) Landlord shall also maintain the parking and other exterior areas set forth in Section 8.01 subject to reimbursement therefore as provided in Section 3.03 (b) and (c).

         SECTION 10.02  TENANT'S OBLIGATION.

                  (a) Except as set forth in Section 10.01 as Landlord responsibility, Tenant shall provide its own janitorial service and keep and maintain the entire interior of the Premises including insulation, interior wall surfaces, doors and windows, floors, floor coverings and ceilings in a clean, sanitary and safe condition in accordance with the laws of Utah and in accordance with all directions, rules and regulations of the health officer, fire marshall, building inspector, or other proper officials of the governmental agencies having jurisdiction, at the sole cost and expense of Tenant, and Tenant shall comply with all requirements of law, ordinance and otherwise, affecting said Premises.

                  (b) Tenant shall pay, when due, all claims for labor or material furnished, for work under Sections 9.01, 9.02 and 9.03 hereof, to or for Tenant at or for use in the Premises, and shall bond such work if reasonably required by Landlord to prevent assertion of claims against Landlord.

                  (c) Tenant agrees to be responsible for all furnishings, fixtures and equipment located upon the Premises from time to time and shall replace carpeting within the Premises if same shall be damaged by tearing or burning, reasonable wear and tear accepted. Tenant further agrees to use chairmats or floor protectors wherever it uses chairs with wheels or casters on carpeted areas.

         SECTION 10.03  SURRENDER AND RIGHTS UPON TERMINATION.

                  (a) This Lease and the tenancy hereby created shall cease and terminate at the end of the Rental Term hereof, or any extension or renewal thereof, without the necessity of any notice from either Landlord or Tenant to terminate the same, and Tenant hereby waives notice to vacate the Premises and agrees that Landlord shall be entitled to the benefit of all provisions of law respecting summary recovery of possession of Premises from a Tenant holding over to the same extent as if statutory notice has been given.

                  (b) Upon termination of this Lease at any time and for any reason whatsoever, Tenant shall surrender and deliver up the Premises to Landlord in the same condition as when the Premises were delivered to Tenant or as altered as provided in Section 9.01, ordinary wear and tear and damage by casualty excepted. Upon request of Landlord, Tenant shall promptly remove all personal property from the Premises and repair any damage caused by such removal. Obligations under this Lease relating to events occurring or circumstances existing prior to the date of termination shall survive the expiration or other termination of the Rental Term of this Lease. Liabilities accruing after date of termination are defined in Sections 19.01 and 19.02.

                       ARTICLE XI INSURANCE AND INDEMNITY

         SECTION 11.01 LIABILITY INSURANCE AND INDEMNITY. Tenant shall, during all terms hereof, keep in full force and effect a policy of public bodily injury and property damage liability insurance with respect to the Premises, with a combined single limit of not less than One Million Dollars ($1,000,000.00) per occurrence and Two Million Dollars ($2,000,000.00) in the aggregate. The policy shall name Landlord, Property Manager (i.e., Woodbury Corporation) and any other persons, firms or corporations designated by Landlord and Tenant as insureds, and shall contain a clause that the insurer will not cancel or change the insurance without first giving the Landlord ten (10) days prior written notice. Such insurance shall include an endorsement permitting Landlord and Property Manager to recover damage suffered due to act or omission of Tenant, notwithstanding being named as an additional "Insured party" in such policies. Such insurance may be furnished by Tenant under any blanket policy carried by it or under a separate policy therefor. The insurance shall be with a reputable insurance company, licensed to do business in the State of Utah and a copy of the paid-up policy evidencing such insurance or a certificate of insurer certifying to the issuance of such policy shall be delivered to Landlord. If Tenant fails to provide such insurance, Landlord may do so and charge same to Tenant. Alternatively, Tenant may insure itself pursuant to any commercially reasonable self-insurance program instituted by Tenant for its corporate operations so long as Tenant has a net worth of at least $100,000,000.

         Tenant will indemnify, defend and hold Landlord harmless from and against any and all claims, actions, damages, liability and expense in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the Premises or from the occupancy or use by Tenant of the Premises or any part thereof, or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees, servants, sublessees, concessionaires or business invitees unless proximately caused by the act or negligent omission of Landlord and to the extent not covered by its fire, casualty and liability insurance. In case Landlord shall, without fault of its part, be made a party to any litigation commenced by or against Tenant, then Tenant shall protect and hold Landlord harmless and shall pay all costs, expenses and reasonable attorney fees incurred or paid by either in defending itself or enforcing the covenants and agreements of this Lease.

         Landlord will indemnify, defend and hold Tenant harmless from and against any and all claims, actions, damages, liability and expense in connection with loss of life, personal injury and/or damage to property proximately caused from or out of any act or negligent omission of Landlord, its agents, contractors, employees or servants, to the extent not covered by its fire, casualty and liability insurance. In case Tenant shall, without fault of its part, be made a party to any litigation commenced by or against Landlord, then Landlord shall protect and hold Tenant harmless and shall pay all costs, expenses and reasonable attorney fees incurred or paid by either in defending itself or enforcing the covenants and agreements of this Lease.

         SECTION 11.02  FIRE AND CASUALTY INSURANCE.

                  (a) Subject to the provisions of this Section 11.02, Landlord shall secure, pay for and at all times maintain All Risk casualty insurance providing coverage upon the building improvements in the amount equal to the full insurable replacement cost value thereof (as reasonably determined by Landlord). Said insurance shall also include, at Landlord's option, rental income insurance for up to twelve (12) months, "agreed amount" endorsements or other endorsements reasonably suitable to Landlord. All insurance required hereunder shall be written by reputable, responsible companies licensed in the State of Utah with a rating suitable to Landlord's mortgage lender.

                  (b) Tenant shall reimburse to Landlord the full cost of said casualty insurance within thirty (30) days after receipt of invoice therefor. If Tenant feels that Tenant can assist in obtaining less costly equivalent insurance then Tenant shall notify Landlord at least thirty (30) days prior to the anniversary date of said insurance and Landlord agrees to cooperate to obtain the lowest cost equivalent insurance. Tenant will not permit the Premises to be used for any purposes which would render the insurance void or cause cancellation thereof. If the special nature of Tenant's business requires any special endorsement or like provision to allow the building on the Premises to be insured, then Landlord and Tenant shall cooperate to obtain such with the additional cost thereof to be paid by Tenant.

                  (c) Tenant agrees to maintain at its own expense such fire and casualty insurance coverage as Tenant may desire or require in respect to Tenant's personal property, equipment, furniture, fixtures or inventory and Landlord shall have no obligation in respect to such insurance or losses. All property kept or stored on the Premises by Tenant or with Tenant's permission shall be so done at Tenant's sole risk.

                  (d) Tenant shall be responsible for all glass breakage from any cause whatsoever (other than Landlord's negligence) and agrees to immediately replace all glass broken or damaged during the term hereof with glass of the same quality as that broken or damaged. Landlord may replace, at Tenant's expense, any broken or damaged glass if not replaced by Tenant within five (5) business days after such damage.

         SECTION 11.03 WAIVER OF SUBROGATION. Each party hereto does hereby release and discharge the other party hereto and any officer, agent, employee or representative of such party, of and from any liability whatsoever hereafter arising from loss, damage or injury caused by fire or other casualty for which insurance (permitting waiver of liability and containing a waiver of subrogation) is carried by the injured party at the time of such loss, damage or injury to the extent of any recovery by the injured party under such insurance.


                           ARTICLE XII UTILITY CHARGES

         SECTION 12.01 UTILITY CHARGES. Tenant shall pay all utility rates and charges for the Premises throughout the Lease Term and all charges for garbage disposal. All utilities shall be separately metered. If any such utilities are discontinued for a period of three (3) consecutive days or more solely due to the fault of Landlord, then the Base Monthly Rent shall abate for the entire period of such discontinuence; provided, however that all rent payable hereunder by Tenant shall abate for the entire period if Landlord's rental interruption insurance covers full payment to Landlord in case of abatement due to interruption of utility service. Notwithstanding the above, Landlord will not be required to add any endorsement to cover such item unless Tenant specifically requests such and Tenant agrees in writing to pay the cost thereof.

          ARTICLE XIII OFF-SET STATEMENT, ATTORNMENT AND SUBORDINATION

         SECTION 13.01 ESTOPPEL STATEMENTS. Tenant agrees within fifteen (15) days after request therefor by Landlord to execute in recordable form and deliver to Landlord a statement in writing, certifying (a) that this Lease is in full force and effect, (b) the date of commencement of the Rental Term of this Lease, (c) that rent is paid currently without any off-set or defense thereto,
(d) the amount of rent, if any paid in advance, and (e) that there are no uncured defaults by Landlord or stating those claimed by Tenant.

         SECTION 13.02 ATTORNMENT. Tenant shall, in the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Premises, attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease.

         SECTION 13.03 SUBORDINATION. Tenant agrees that this Lease shall, at the request of Landlord, be subordinate to any first mortgages or deeds of trust that may hereafter be placed upon said Premises and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements and extensions thereof provided that Landlord causes the mortgagees or trustees named in all mortgages or deeds of trust placed upon the Premises to agree to recognize the Lease of Tenant and allow Tenant to occupy the Premises under the Lease undisturbed in the event of foreclosure, if Tenant is not in default. If any mortgage or deed of trust is prior to this Lease, prior to the Rental Commencement Date, Landlord shall obtain from the holder of such mortgage or deed of trust a non-disturbance agreement in form satisfactory to such holder.

         SECTION 13.04 MORTGAGEE SUBORDINATION. Tenant hereby agrees that this Lease shall, if at any time requested by Landlord or any lender in respect to Landlord's financing of the building or project in which the Premises are located or any portion hereof, be made superior to any mortgage or deed of trust that may have preceded such Lease.

         SECTION 13.05 REMEDIES. Tenant hereby irrevocably appoints Landlord as attorney-in-fact for the Tenant with full power and authority to execute and deliver in the name of the Tenant any such instruments described in this Article XIII upon failure of the Tenant to execute and deliver any of the above instruments within twenty (20) days after written request so to do by Landlord; and such failure shall constitute a default under this Lease.


                             ARTICLE XIV ASSIGNMENT

         SECTION 14.01 ASSIGNMENT. Tenant shall not assign this Lease or sublet the Premises, or any part thereof, without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld. The consent of Landlord shall not relieve Tenant of this Lease from continuing liability for all obligations under this Lease. Any assignment by operation of law shall be deemed an "assignment" within the meaning of this Section. Notwithstanding the foregoing to the contrary, Tenant may, without the consent of Landlord, assign this Lease or sublease the Premises to any successor corporation or to any subsidiary or affiliate of Tenant or to any person who acquires all or substantially all of the assets of Tenants.


              ARTICLE XV WASTE OR NUISANCE (Intentionally Deleted)

         SECTION 15.01 WASTE OR NUISANCE. See Section 7.01 (Intentionally Deleted) (Already covered in Article VII)

                               ARTICLE XVI NOTICES

         SECTION 16.01 NOTICES. Except as provided in Section 19.01, any notice required or permitted hereunder to be given or transmitted between the parties shall be either personally delivered, or mailed postage prepaid by registered mall, return receipt requested, addressed if to Tenant at the address set forth in Section 1.01(E), and if to Landlord at the address set forth in Section 1.01(C). Either party may, by notice to the other given as prescribed in this
Section 16.01, change its above address for any future notices which are mailed under this Lease.


                    ARTICLE XVII DESTRUCTION OF THE PREMISES

         SECTION 17.01  DESTRUCTION.

                  (a) If the Premises are partially or totally destroyed by fire or other casualty insurable under standard fire insurance policies with extended coverage endorsement so as to become partially or totally untenantable, the same shall be repaired or rebuilt as speedily as practical under the circumstances at the expense of Landlord, unless Landlord or Tenant elects not to repair or rebuild as provided in Subsection (b) of this Section 17.01. During the period required for restoration, a just and proportionate part of Base Rent, additional rent and other charges payable by Tenant hereunder shall be abated until the Premises are repaired or rebuilt.

                  (b) If the Premises are (I) rendered totally untenantable by reason of an occurrence described in Subsection (a), or (II) damaged or destroyed as a result of a risk which is not insured under Landlord's fire insurance policies, or (III) at least twenty percent (20%) damaged or destroyed during the last year of the Rental Term, or (IV) if the Premises are damaged in whole or in part to such an extent that Tenant cannot practically use the Premises for their intended purpose, then and in any such events either Tenant or Landlord may at its option terminate this Lease Agreement by notice in writing to other party within sixty (60) days after the date of such occurrence. Unless Landlord or Tenant gives such notice, this Lease Agreement will remain in full force and effect and Landlord shall repair such damage at its expense as expeditiously as possible under the circumstances.

                  (c) If Landlord should elect or be obligated pursuant to Subsection (a) above to repair or rebuild because of any damage or destruction, Landlord's obligation shall be limited to the original Premises and any other work or improvements including the Tenant Improvements which may have been originally performed or installed at Landlord's expense. If the cost of performing Landlord's obligation exceeds the actual proceeds of insurance paid or payable to Landlord on account of such casualty by $50,000, Landlord may terminate this Lease Agreement unless Tenant, within fifteen (15) days after demand therefor, deposits with Landlord a sum of money sufficient to pay the difference between the cost of repair and the proceeds of the insurance available for such purpose.

                  (d) Except as stated in this Article XVII, Landlord shall not be liable for any loss or damage sustained by Tenant by reason of casualties mentioned hereinabove or any other accidental casualty.


                           ARTICLE XVIII CONDEMNATION

         SECTION 18.01 CONDEMNATION. As used in this Section the term "Condemnation Proceeding" means any action or proceeding in which any interest in the Premises is taken for any public or quasi-public purpose by any lawful authority through exercise of the power of eminent domain or right of condemnation or by purchase or otherwise in lieu thereof. If the whole of the Premises is taken through Condemnation Proceedings, this Lease shall automatically terminate as of the date possession is taken by he condemning authority. If a portion of the Premises or the parking area or driveways is taken, and such taking causes the Premises to be impracticable for Tenant's continued use, then either party hereto shall have the option to terminate this Lease by giving the other written notice of such election at any time within thirty (30) days after the date of taking. In all other cases, or if neither party exercises its option to terminate, this Lease shall remain in effect and the rent payable hereunder from and after the date of taking shall be proportionately reduced in proportion to the ratio of: (I) the area contained in the Premises which is capable of occupancy after the taking; to (II) the total area contained in the Premises which was capable of occupancy prior to the taking. In the event of any termination or rental reduction provided for in this Section, there shall be a proration of the rent payable under this Lease and Landlord shall refund any excess theretofore paid by Tenant. Whether or not this Lease is terminated as a consequence of Condemnation Proceedings, all damages or compensation awarded for a partial or total taking, including any sums compensating Tenant for diminution in the value of or deprivation of its leasehold estate, shall be the sole and exclusive property of Landlord, except that Tenant will be entitled to any awards intended to compensate Tenant for injury to its business, loss of Tenant's leasehold interest and the expenses of locating and moving Tenant's operations to a new space.

                          ARTICLE XIX DEFAULT OF TENANT

         SECTION 19.01 DEFAULT - RIGHT TO RE-ENTER. In the event of any failure of Tenant to pay any rental due hereunder within ten (10) days after written notice that the same is past due shall have been received by Tenant, or any failure by Tenant to perform any other of the terms, conditions or covenants required of Tenant by this Lease within thirty (30) days after written notice of such default shall have been received by Tenant, (unless such default is of the type which can not reasonably be cured within thirty (30) days in which case Tenant shall not be in default if Tenant commences to cure and then proceeds diligently to cure said default until cured), or if Tenant permits this Lease to be taken under any writ of execution, then Landlord, besides other rights or remedies it may have, shall have the right to declare this Lease terminated and shall have the immediate right of re-entry and may remove all persons and property from the Premises. Such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant, without evidence of notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby. Tenant hereby waives all compensation for the forfeiture of the term or its loss of possession of the Premises in the event of the forfeiture of this Lease as provided for above.

         SECTION 19.02 DEFAULT - RIGHT TO RE-LET. Should Landlord elect to re-enter, as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this Lease or it may from time to time, without terminating this Lease, make such alterations and repairs as may be necessary in order to relet the Premises, and may relet said Premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable. Upon each such reletting, all rentals received by Landlord from such reletting shall be applied first to the payment of any costs and expenses of such reletting, including brokerage fees and attorney's fees and costs of such alterations and repairs; second, to the payment of rent or other unpaid obligations due hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. If such rental received from such reletting during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of said Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court or competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time elect to terminate this Lease for such previous default. Should Landlord at any time terminate this Lease for any default, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of such default, including the cost of recovering the Premises, reasonable attorney's fees, and including the excess, if any, of the amount of rent and charges equivalent to rent reserved in this Lease for the remainder of the stated term over the actual amount received by Landlord for such period. Landlord shall, in a commercially reasonable manner, mitigate its damages as a result of Tenant's default.

         SECTION 19.03 LEGAL EXPENSES. In case of default by either party in the performance of any obligations under this Lease, the defaulting party shall pay all costs incurred in enforcing this Lease, or any right arising out of such default, whether by suit or otherwise, including a reasonable attorney's fee.


                ARTICLE XX BANKRUPTCY, INSOLVENCY OR RECEIVERSHIP

         SECTION 20.01 ACT OF INSOLVENCY, GUARDIANSHIP, ETC. The following shall constitute a default of this Lease by the Tenant for which Landlord, at Landlord's option, may immediately terminate this Lease.

                  (a) The appointment of a receiver to take possession of all or substantially all of the assets of Tenant unless (if involuntary) dismissed within sixty (60) days.

                  (b) A general assignment by Tenant of its assets for the benefit of creditors.

                  (c) Any action taken or suffered by or against the Tenant under any federal or state insolvency or bankruptcy act, unless (if involuntary) dismissed within sixty
                           (60) days.

                  (d) The appointment of a guardian, conservator, trustee, or other similar officer to take charge of all or any substantial part of Tenant's property, unless (if involuntary) dismissed within sixty (60) days.

         Neither this Lease, nor any interest therein nor any estate thereby created shall pass to any trustee, guardian, receiver or assignee for the benefit of creditors or otherwise by operation of law.

                           ARTICLE XXI LANDLORD ACCESS

         SECTION 21.01 LANDLORD ACCESS. Landlord or Landlord's agent shall have the right to enter the Premises at all reasonable times upon notice to Tenant (except in case of emergency) to examine the same, or to show them to prospective purchasers of the Premises, or to make all repairs as required under this Lease, and Landlord shall be allowed to take all material into and upon said Premises that may be required therefor without the same constituting an eviction of Tenant in whole or in part, and provided that Landlord promptly completes such repairs in a commercially reasonable manner as soon as reasonably possible rent shall not abate while said repairs are being made, by reason of loss or interruption of business of Tenant, or otherwise. During the ninety days prior to the expiration of the Rental Term of this Lease or any renewal term, Landlord may exhibit the Premises to prospective tenants and place upon the Premises the usual notices "To Let" or "For Rent" which notices Tenant shall permit to remain thereon with molestation. Notwithstanding the above, Tenant shall have the right to designate a representative to accompany Landlord during any time that Landlord may enter upon the Premises.


                          ARTICLE XXII LANDLORD'S LIEN

         SECTION 22.01 LANDLORD'S LIEN. Landlord agrees to subordinate its statutory Landlord's lien, if any, to the interest of any lender who is financing or securing equipment, trade fixtures, or furnishings of Tenant to be used at the Leased Premises provided that Lender, Tenant, and Landlord execute a mutually acceptable form providing for notice to Landlord prior to removal of any equipment or trade fixtures and for repair and restoration of the Premises to its original condition, reasonable wear and tear excepted.


                           ARTICLE XXIII HOLDING OVER

         SECTION 23.01 HOLDING OVER. Any holding over after the expiration of the Rental Term hereof shall be construed to be a tenancy at sufferance and all provisions of this Lease Agreement shall be and remain in effect except that the monthly rental shall be one hundred thirty percent (130%) of the amount of rent (including any adjustments as provided herein) payable for the last full calendar month of the Rental Term including renewals or extensions.

         SECTION 23.02 SUCCESSORS. All rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several respective heirs, executors, administrators, successors and assigns of the said parties; and if there shall be more than one tenant, they shall all be bound jointly and severally by the terms, covenants and agreements herein. No rights, however, shall inure to the benefit of any assignee of Tenant unless the assignment to such assignee has been approved by Landlord in writing.


           ARTICLE XXIV RULES AND REGULATIONS (Intentionally Deleted)

                           ARTICLE XXV QUIET ENJOYMENT

         SECTION 25.01 QUIET ENJOYMENT. Upon payment by the Tenant of the rents herein provided, and upon the observance and performance of all the covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Premises for the term hereby demised without hindrance or interruption by Landlord or any other person or persons, lawfully or equitably claiming by, through or under the Landlord, subject, nevertheless, to the terms and conditions of this Lease and actions resulting from future eminent domain proceedings and casualty losses.


                          ARTICLE XXVI SECURITY DEPOSIT

         SECTION 26.01 SECURITY DEPOSIT. The Landlord herewith acknowledges receipt of the amount set forth in Section 1.01(T), which it is to retain as security for the faithful performance of all the covenants, conditions and agreements of this Lease, but in no event shall the Landlord be obliged to apply the same upon rents or other charges in arrears or upon damages for Tenant's failure to perform the said covenants, conditions and agreements. The Landlord may so apply the security, at its option, and the Landlord's right to possession of the Premises for non-payment of rent or for any other reason shall not in any event be affected by reason of the fact that the Landlord holds this security. The said sum, if not applied toward the payment or rent in arrears or toward the payment of damages suffered by the Landlord by reason of the Tenant's breach of the covenants, conditions and agreements of this Lease, is to be returned to the Tenant without interest when this Lease is terminated, according to these terms, an in no event is the said security to be returned until the Tenant has vacated the Premises and delivered possession to the Landlord. See also Section 1.01 (T) for provision relating to earlier refund of the Security Deposit.

         In the event that the Landlord repossesses the Premises because of the Tenant's default or because of the Tenant's failure to carry out the covenants, conditions and agreements of this Lease, the Landlord may apply the said security toward damages as may be suffered or shall accrue thereafter by reason of the Tenant's default or breach. The Landlord shall not be obligated to keep the said security as a separate fund, but may mix the said security with its own funds.


                     ARTICLE XXVII MISCELLANEOUS PROVISIONS

         SECTION 27.01 WAIVER. No failure on the part of Landlord to enforce any covenant or provision of this Lease shall discharge or invalidate such covenant or provision or affect the right of Landlord to enforce the same in the event of any subsequent breach. One or more waivers of any covenant or condition by Landlord shall not be construed as a waiver of a subsequent breach of the same covenant or condition and the consent to or approval of any subsequent similar act by Tenant. No breach of a covenant or condition of this Lease shall be deemed to have been waived by Landlord, unless such waiver be in writing signed by Landlord.

         SECTION 27.02 ENTIRE AGREEMENT. This Lease constitutes the entire Agreement and understanding between the parties hereto and supersedes all prior discussions, understandings and agreements. This Lease may not be altered or amended except by a subsequent written agreement executed by all parties.

         SECTION 27.03 FORCE MAJEURE. Any failure to perform or delay in performance by either party of any obligation under this Lease, other than Tenant's obligation to pay rent, shall be excused if such failure or delay is caused by any strike, lockout, governmental restriction or any similar cause beyond the control of the party so falling to perform, to the extent and for the period that such continues.

         SECTION 27.04 LOSS AND DAMAGE. The Landlord shall not be responsible or liable to the Tenant for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying all or any part of the premises adjacent to or connected with the Premises or any part of the building of which the Premises are a part, or for any loss or damage resulting to the Tenant or his property from bursting, stoppage or leaking of water, gas sewer or steam pipes or for any damage or loss of property within the Premises from any cause whatsoever unless caused by Landlord's acts or negligent omission.

         SECTION 27.05 ACCORD AND SATISFACTION. No payment by Tenant or receipt by Landlord of a lesser amount than the amount owing hereunder shall be deemed to be other than on account of the earliest stipulated amount receivable from Tenant, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or receivable or pursue any other remedy available under this Lease or the law of the state where the Premises are located.

         SECTION 27.06 NO OPTION. The submission of this Lease for examination does not constitute a reservation of or option for the Premises and this Lease becomes effective as a lease only upon full execution and delivery thereof by Landlord and Tenant.

         SECTION 27.07 ANTI-DISCRIMINATION. Tenant herein covenants by and for itself, its heirs, executors, administrators and assigns and all persons claiming under or through it, and this Lease is made and accepted upon and subject to the following conditions: That there shall be no discrimination against or segregation of any person or group of persons on account of race, sex, marital status, color, creed, national origin or ancestry, in the leasing, subleasing, assigning, use, occupancy, tenure or enjoyment of the Premises, nor shall the Tenant itself, or any person claiming under or through it, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, sublessees, or subtenants in the Premises.

         SECTION 27.08 SEVERABILITY. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

         SECTION 27.09 OTHER MISCELLANEOUS PROVISIONS. This instrument shall not be recorded without the prior written consent of Landlord; however, upon the request of either party hereto, the other party shall join in the execution of a memorandum or "short form" lease which shall be recorded at the expense of the party requesting such recording which memorandum shall describe the parties, the Premises, the Rental Term and shall incorporate this Lease by reference, and may include other special provisions. The captions which precede the Sections of this Lease are for convenience only and shall in no way affect the manner in which any provisions hereof is construed. In the event there is more than one Tenant hereunder, the liability of each shall be joint and several. This instrument shall be governed by and construed in accordance with the laws of the State wherein the Premises are located. Words of any gender used in this Lease shall be held to include any other gender, and words in the singular number shall be held to include the plural when the sense requires. Time is of the essence of this Lease and every term, covenant and condition herein contained.

         SECTION 27.10 REPRESENTATION REGARDING AUTHORITY. The persons who have executed this Agreement represent and warrant that they are duly authorized to execute this Agreement in their individual or representative capacity as indicated.

         SECTION 27.11 LANDLORD'S APPROVAL, CONSENT OR DETERMINATION. Whenever Landlord's approval, consent or determination is required or provided for in this Lease, such approval or consent shall not be unreasonably withheld or unreasonably delayed, and such determination shall be reasonably made.

         SECTION 27.12 FINANCIAL STATEMENTS. Upon Landlord's written request, not more than once annually promptly furnish Landlord financial statements reflecting Tenant's current financial condition, Landlord shall treat such statements with confidentiality and shall not disclose the information contained therein except to Landlord's lender or a prospective lender or buyer.

         IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Lease as of the day and year first above written.

SIGNATURES:

                                    LANDLORD

                                    PRACVEST, a Utah general partnership


                                    By:
                                       -----------------------------------------
                                         W. Richards Woodbury, Attorney-in-Fact


                                    By:
                                       -----------------------------------------
                                         Orin R. Woodbury, Attorney-in-Fact



                                    TENANT

                                    SENTO CORPORATION, a Utah corporation


                                    By:
                                       -----------------------------------------
                                         Kieth E. Sorenson, CEO


                                    By:
                                       -----------------------------------------
                                             Its:
                                                 -------------------------------


                             LANDLORD ACKNOWLEDGMENT


STATE OF UTAH              )
                           : ss.
COUNTY OF SALT LAKE        )

         On this day of July , 1998 before me personally appeared W. Richards Woodbury and Orin R. Woodbury to me personally known who, being by me duly sworn, did each for himself say that he is the Attorney-in-Fact for that certain partnership known as PRACVEST, a Utah general partnership , and that the within instrument was executed by them, for and on behalf of said partnership.


                                       -----------------------------------------
                                                                Notary Public



                              TENANT ACKNOWLEDGMENT
                                   (Corporate)

STATE OF UTAH              )
                           :ss
COUNTY OF SALT LAKE        )

         On this day of July , 1998, before me personally appeared Kieth E. Sorenson , and , known to me to be the CEO, and of Sento Corporation, a Utah corporation , the corporation that executed the within instrument, known to me to be the persons who executed the within instrument on behalf of the corporate therein named, and acknowledged to me that such corporation executed the within instrument pursuant to its bylaws or a resolution of its board of directors.



                                       -----------------------------------------
                                                                Notary Public